Exhibit 99.1

Press Release

Asia Pay announces signing of service agreement with E Lux Corporation of Japan for credit card processing services

April 14, 2004 (Seattle, WA and Hong Kong) - Asia Payment Systems, Inc. (NASD OTC BB: APYM) is pleased to announce today that it has signed a credit card processing services agreement with E-Charge Processing Services Corporation, a wholly owned subsidiary of E-Lux Corporation (JASDAQ #6811) of Japan. E-Charge clients will be able to take advantage of Asia Pay's state of the art credit card transaction processing systems to bring better transactions at a more efficient cost to the e-Charge group. In addition to benefiting from enhanced efficiency, processing, reporting, and settlement features of the Asia Pay system, e-Charge will also be able to accept additional card types with a greater degree of transaction flexibility for its' clients and customers.

Asia Pay is an Asian-based credit card processing merchant services company, which is developing a network to provide credit card clearing services to merchants and financial institutions in China. Asia Pay is in the final stages of negotiation with several Asian clients to provide processing services. The primary focus of future development efforts will be the rapidly growing Chinese credit card market. Asia Pay aims to become a leading China-wide provider of world-class third-party processing services to bankcard accepting merchants, issuers of bank credit cards, issuers of petroleum station retail cards, and issuers of merchandise and other retail cards.

Matt Mecke, President & CEO of Asia Pay announced "We are very happy to have such a strong relationship with e-Charge. We have been working with e-Charge for quite a while to develop a joint cooperation relationship in terms of credit card processing services. E-Charge's card sales volume is in excess of USD 3 million a month and we hope to capture the lion's share of this business. The systems we have developed for the e-Charge processing business are "Best in Class" and we will leverage this system to provide similar processing services to additional clients as they are brought onto the Asia Pay system.

We believe that e-Charge will be able to use the new capabilities of the Asia Pay system to build greater and greater card transaction volumes from their customers and generate additional revenue for both e-Charge as well as for Asia Pay. We look forward to cooperating more with e-Charge over time to maximize the benefit of e-Charge services and to develop additional revenue generating opportunities for Asia Pay".

About Asia Payment Systems, Inc.

Asia Pay is a Nevada incorporated company with offices in Seattle, WA, Hong Kong, and Shenzhen, China. Asia Pay develops credit card processing networks which provide clearing services to Merchants, Oil Companies, and Financial Institutions in China and in related markets elsewhere in Asia.

Asia Pay's mission is to be a national provider of world-class third-party processing services in China to bankcard accepting merchants, issuers of bank credit cards, issuers of petroleum station retail cards, and to issuers of merchandise and other retail cards.

For more information about Asia Payment Systems, Inc. (Asia Pay), please visit:

www.asia-pay.com

Contacts:

Asia Payment Systems, Inc.
Matt Mecke
President & CEO
Tel. +1-866-877-APAY
Fax +1-206-470-1150
ir@asia-pay.com

FORWARD-LOOKING-STATEMENT:
Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks and uncertainties, including the effect of changing economic conditions, competition within the credit and security industry, customer acceptance of products and other risks and uncertainties. Such forward-looking statements are not guarantees of performance, and Asia Payment Systems, Inc. results could differ materially from those contained in such statements. These forward-looking statements speak only as of the date of this release, and Asia Payment Systems, Inc. undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.